UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 30, 2006

ROTATEBLACK, INC.
(Exact name of registrant as specified in charter)

Nevada	333-44315
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

628 Harbor View Lane, Petoskey, Michigan 49770
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (800) 507-2401

Bevsystems International,Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. [X] Yes [ ] No

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date:

Outstanding at November 30, 2006
Common Stock, par value $0.0001 - 10,000,000

Transitional Small Business Disclosure Format (check one): [ ] Yes [X] No

ITEM 3. Bankruptcy or Receivership.

On May 6, 2004, the United States Bankruptcy Court for the Middle District of Florida granted a motion by Bevsystems International, Inc. (the "Company") to convert the Chapter 7 bankruptcy proceeding filed against the Company on March 31, 2004 to a Chapter 11 bankruptcy proceeding.

On April 20, 2006, the United States Bankruptcy Court for the Middle District of Florida entered an order confirming the Amended Joint Plan of Reorganization for the company and Rotate Black. A copy of the plan is attached hereto as Exhibit 7.1(a).

Pursuant to Article 8 of the Plan of Reorganization, current equity interests in Bevsystems International, Inc were cancelled and 10,000,000 shares of new common stock in RotateBlack, Inc were issued consisting of 1,000,000 shares of new common stock issued to creditors of Bevsystems International, Inc and 9,000,000 shares of new common stock issued to current shareholders of RotateBlack, Inc.

ITEM 5.01 OTHER EVENTS.

Pursuant to the Plan of Reorganization and the Registrant's new Certificate of Incorporation, the name of the Registrant was changed from "BevSystems International, Inc." to "RotateBlack,Inc."

The Registrants new financial year end December 31st, 2006.

ITEM 7. EXHIBITS.

(a) Amended Joint Plan of Reorganization

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTATEBLACK, INC.

Date: November 30, 2006	/s/ John Paulsen
Chief Executive Officer